SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                   Current Report under Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 12, 2000

                         Commission File Number: 0-25386


                                 FX ENERGY, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                    Nevada                                 87-0504461
       ----------------------------------            --------------------
         (State or other jurisdiction of                 (IRS Employer
        incorporation or organization)                Identification No.)


                      3006 Highland Drive
                           Suite 206
                     Salt Lake City, Utah                       84106
          ------------------------------------------     ------------------
           (Address of Principal Executive Offices)          (Zip Code)


       Registrant's Telephone Number, including Area Code: (801) 486-5555

                                       N/A
              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                              ITEM 5. OTHER EVENTS
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On September 12, 2000, FX Energy, Inc. announced that the Mieszkow 1 well is currently drilling in the Fences Project Area in western Poland. The well is planned to test the 3-D seismic defined Mieszkow structure at a target depth of approximately 3,000 meters. FX Energy owns a 49% interest in the Fences Project Area which the Polish Oil and Gas Company ("POGC") operates and has a 51% interest.

The Mieszkow 1 is the second well to be drilled under an agreement with POGC signed earlier this year. The Mieszkow structure lies along the same Permian age Rotliegendes trend as FX Energy's successful Kleka 11 discovery well in the Kleka East structure. The Kleka 11 is currently awaiting pipeline connection with production planned to begin later this year.

FX Energy and its partners are exploring and evaluating five separate project areas in Poland. Its shares are traded on Nasdaq National Market.

                               -------------------

This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 1999 annual report on Form 10-K and other SEC reports.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  September 12, 2000                           FX ENERGY, INC.



                                                     By  /s/ Scott J. Duncan
                                                        ----------------------
                                                         Scott J. Duncan

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